    As filed with the Securities and Exchange Commission on May 3, 2001
                                                      Registration No. 333-59740
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                    SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------

                       Pre-Effective Amendment No. 2
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                --------------
                              DANAHER CORPORATION
             (Exact name of registrant as specified in its charter)
              Delaware                               59-1995548
  (State or other jurisdiction of         (I.R.S. Employer Identification
   incorporation or organization)                       No.)
                       1250 24th Street, N.W., Suite 800
                             Washington, D.C. 20037
                                 (202) 828-0850
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                --------------
                              Patrick W. Allender
        Executive Vice President, Chief Financial Officer and Secretary
                             1250 24th Street, N.W.
                              Washington, DC 20037
                                 (202) 828-0850
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)
                                --------------
                                   Copies to:
   Meredith B. Cross         Michael J. Silver       Rohan S. Weerasinghe
   Wilmer, Cutler &         Amy Bowerman Freed        Shearman & Sterling
       Pickering          Hogan & Hartson L.L.P.     599 Lexington Avenue
   2445 Street, N.W.         111 South Calvert        New York, NY 10022-
Washington, D.C. 20037            Street                     6069
    (202) 663-6000          Baltimore, Maryland         (212) 848-4000
                                   21202
                              (410) 659-2700
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------
                        CALCULATION OF REGISTRATION FEE
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
 Title of each class of                                   Proposed maximum           Proposed maximum            Amount of
ecuritiessto be registered   Amount to be registered offering price per unit(1) aggregate offering price(1) registration fee(2)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
 value................              5,750,000                  $55.37                  $318,377,500             $79,594.38
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) We estimated this amount only to calculate the registration fee. We based this amount on the average of the high and low sale prices of our common stock on April 25, 2001, as reported on the New York Stock Exchange of $55.37 per share.
(2) Previously paid in connection with the filing of this Registration Statement on April 27, 2001.
                                --------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. Except for the SEC registration fee, all amounts are estimates.

     SEC registration fee............................................. $ 80,000
     Accounting fees and expenses.....................................   20,000
     Legal fees and expenses..........................................   25,000
     Blue Sky fees and expenses (including counsel fees)..............    1,000
     Printing and engraving expenses..................................    9,000
     Transfer agent's and registrar's fees and expenses...............    5,000
     Miscellaneous expenses, including Listing Fees...................    5,000
                                                                       --------
       Total.......................................................... $145,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

      Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. Article Ten of Danaher's Certificate of Incorporation provides that Danaher will indemnify its directors and officers to the full extent permitted by law and that no director shall be liable for monetary damages to Danaher or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to Danaher or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. Article Eight of Danaher's Bylaws provides that Danaher will indemnify directors, officers, employees or agents of Danaher in non-derivative claims if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Danaher, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. For non-derivative claims, termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, in itself, create a presumption that the person did not act in good faith and in a manner which such person believed to be in or not opposed to the best interests of Danaher, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conducts was unlawful. For derivative claims, Article Eight of Danaher's Bylaws provides that Danaher will indemnify directors, officers, employees or agents of Danaher if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Danaher; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Danaher unless and

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

only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Item 16. Exhibits and Financial Statement Schedules.

      (a) Exhibits:

     Exhibit
     Number  Description
     ------- -----------
       1.1   Form of Purchase Agreement (filed herewith)
       5.1   Opinion of Hogan & Hartson L.L.P. (filed herewith)
      23.1   Consent of Arthur Andersen L.L.P. (previously filed)
      23.2   Consent of Hogan & Hartson L.L.P. (included as part of Exhibit
             5.1)
      24     Powers of Attorney (previously filed)

Item 17. Undertakings.

      (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on May 3, 2001.

                                          DANAHER CORPORATION

                                                  /s/ Patrick W. Allender
                                          By: _________________________________
                                                    Patrick W. Allender
                                                 Executive Vice President,
                                                Chief Financial Officer and
                                                         Secretary

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                                                 /s/ H. Lawrence Culp, Jr.
                                          By: _________________________________
Date: May 3, 2001                             H. Lawrence Culp, Jr. Director,
                                               President and Chief Executive
                                               Officer (Principal Executive
                                                         Officer)


                                                  /s/ Patrick W. Allender
Date: May 3, 2001                       By: _________________________________
                                            Patrick W. Allender Executive Vice
                                            President, Chief Financial Officer
                                                       and Secretary
                                               (Principal Financial Officer)


                                                /s/ Christopher C. McMahon*
Date: May 3, 2001                         By: _________________________________
                                                Christopher C. McMahon Vice
                                                 President and Controller
                                               (Principal Accounting Officer)


                                                  /s/ Mortimer M. Caplin*
Date: May 3, 2001                         By: _________________________________
                                                Mortimer M. Caplin Director


                                                  /s/ Donald J. Ehrlich*
Date: May 3, 2001                         By: _________________________________
                                                Donald J. Ehrlich Director


                                                  /s/ Mitchell P. Rales*
                                          By: _________________________________
Date: May 3, 2001                             Mitchell P. Rales Director and
                                                      Chairman of the
                                                    Executive Committee


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


                                                   /s/ Steven M. Rales*
                                          By: _________________________________
Date: May 3, 2001                              Steven M. Rales Director and
                                                   Chairman of the Board


                                                 /s/ Walter G. Lohr, Jr.*
                                          By: _________________________________
Date: May 3, 2001                              Walter G. Lohr, Jr. Director


                                                    /s/ Alan G. Spoon*
                                          By: _________________________________
Date: May 3, 2001                                 Alan G. Spoon Director


                                               /s/ A. Emmet Stephenson, Jr.*
                                          By: _________________________________
Date: May 3, 2001                            A. Emmet Stephenson, Jr. Director

*pursuant to power of attorney

  /s/ Patrick W. Allender
By: _________________________
  Patrick W. Allender Attorney-in-Fact


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